Exhibit 10.6

PARAMOUNT SKYDANCE CORPORATION

2025 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AGREEMENT

Paramount Skydance Corporation, a Delaware corporation (the “Company”), has granted Participant the Restricted Stock Units (the “RSUs”) set forth in the award certificate for the grant of RSUs, dated [DATE], that was previously delivered to Participant (the “Certificate”), subject to the terms and conditions of the Paramount Skydance Corporation 2025 Incentive Award Plan (as amended from time to time, the “Plan”), the Certificate, and this Restricted Stock Unit Agreement and the addendum attached hereto (the “Addendum” and, together with the Certificate, and this Restricted Stock Unit Agreement, this “Agreement”). Each RSU is hereby granted in tandem with a corresponding Dividend Equivalent as further described in this Agreement. Capitalized terms not specifically defined in this Agreement have the meanings given to them in the Plan.

Participant will be deemed to have agreed to all terms of the Plan and this Agreement, unless Participant provides the Company with a written notice of rejection within 30 days of receipt of this Agreement. Any such notice may be addressed to the Company at the following email address: stockplanadministrator@paramount.com. If Participant properly declines the RSUs, the RSUs will be cancelled and Participant will not be entitled to any benefits from the RSUs or any compensation or benefits in lieu of the cancelled RSUs.

ARTICLE I.

GENERAL

1.1 Award of RSUs(a) . The Company has granted the RSUs, together with an equivalent number of tandem Dividend Equivalents, to Participant effective as of the grant date set forth in the Certificate (the “Grant Date”). Each RSU represents the right to receive one Share, as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested.

1.2 Incorporation of Terms of Plan. The RSUs and tandem Dividend Equivalents are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control, unless it is expressly specified in this Agreement that the specific provision of the Plan will not apply. For clarity, the foregoing sentence shall not limit the applicability of any additive language contained in this Agreement which provides supplemental or additional terms not inconsistent with the Plan. If the Addendum applies to Participant, in the event of a conflict between the terms of this Agreement or the Plan and the provisions in the Addendum, the terms and conditions in the Addendum shall control.

1.3 Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

ARTICLE II.

VESTING; FORFEITURE AND SETTLEMENT; DIVIDEND EQUIVALENTS

2.1 Vesting of RSUs; Forfeiture of RSUs.

(a) Vesting. The RSUs will vest according to the vesting schedule in the Certificate, subject to rounding for fractional shares as determined by the Administrator or its designee.

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[Notwithstanding the foregoing, in the event of Participant’s Termination of Service [as an Employee] due to Participant’s death or due to a termination by the Company or a Subsidiary thereof by reason of Participant’s Disability, the RSUs will vest in full (to the extent then-unvested) upon the date of such Termination of Service.]

(b) Forfeiture.

(i) Subject to Section 2.1(b)(ii) below, except as otherwise set forth in the Plan or this Agreement, and unless the Administrator otherwise determines, in the event of Participant’s Termination of Service [as an Employee] for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited (after taking into consideration any accelerated vesting which may occur in connection with such Termination of Service, including pursuant to any applicable employment or other service agreement, if any). For the avoidance of doubt, Participant’s employment or other service during only a portion of a vesting period where a Termination of Service as [an Employee] occurs prior to a vesting date shall not entitle Participant to vest in a pro-rata portion of the RSUs with respect to such portion of the vesting period.

(ii) In the event of Participant’s Termination of Service as an Employee for Cause, then to the greatest extent permitted by Applicable Law and except as otherwise determined by the Administrator, any then-outstanding RSUs (whether unvested or vested) which have not yet been paid to Participant in Shares pursuant to Section 2.2 below will immediately and automatically be cancelled and forfeited.

(iii) In consideration of the grant of the RSUs hereunder, and as a material inducement for the Company to enter into this Agreement with Participant and to grant Participant the RSUs, Participant hereby acknowledges and agrees that, Participant has entered into and/or, at the Company’s request, shall enter into one or more agreements (in a form to be provided by the Company or any of its Subsidiaries) with the Company or any of its Subsidiaries setting forth confidentiality, non-disclosure, non-competition, non-solicitation and/or other restrictive covenants in favor of the Company and its Subsidiaries (the restrictive covenants set forth in any such agreement(s), collectively, the “Restrictive Covenants”). In the event that Participant materially breaches any Restrictive Covenants, whether during Participant’s employment or during the one-year period after Participant’s Termination of Service as an Employee for any reason, then (x) Participant shall be required to return to the Company all Shares received by Participant as a result of the vesting of the RSUs during the one-year period prior to such breach or any time after the occurrence of such breach, and any payments in respect of Dividend Equivalents that accrued on such RSUs; provided, however, that to the extent that any such Shares were sold by Participant, Participant shall remit to the Company any proceeds realized on the sale of such Shares, whether such sale occurred during the one-year period prior to such breach or any time after the occurrence of such breach, and (y) notwithstanding any provision of this Agreement or any other agreement between the Company (or any of its Subsidiaries) and Participant, under no circumstances will any unvested RSUs vest following the Administrator’s determination that Participant has materially breached any Restrictive Covenants.

(iv) For purposes of this Agreement, “Cause” means either (a) the definition of “Cause” contained in an effective, written service or employment agreement between Participant and the Company or a Subsidiary of the Company; or (b) if no such agreement exists or such agreement does not define Cause, then Cause shall mean (i) Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Subsidiaries or any material breach of any applicable policy of the Company or its Subsidiaries or of a written agreement between Participant and the Company or any of its Subsidiaries, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement; (ii) Participant’s commission of, indictment for or the entry of a plea of guilty or nolo contendere by Participant to, a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States), whether or not related to Participant’s status as an Employee; (iii) Participant’s negligence or willful misconduct in the performance of Participant’s duties or Participant’s willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation, discrimination or harassment committed by Participant, whether or not related to Participant’s status as an Employee; (v) Participant’s conduct constituting a financial crime, material act of dishonesty or material unethical business conduct involving the Company or any of its Subsidiaries; (vi) Participant’s willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related to Participant’s status as an Employee, after being instructed by the Company or any of its Subsidiaries to cooperate; (vii) Participant’s willful destruction of or willful failure to preserve documents or other material known to be relevant to any investigation referred to in clause (vi) above; (viii) any acts, omissions or statements by Participant which the Company determines are or would reasonably be expected to become materially detrimental or damaging to the image, reputation, operations, finances, prospects or business of the Company or any of its Subsidiaries or Affiliates or executives, including but not limited to, commission of unlawful harassment or discrimination; or (ix) Participant’s willful inducement of others to engage in the conduct described in the foregoing clauses (i) – (viii) (in each case of the foregoing clauses (i), (ii), (iv), (v), (viii) or (ix), including prior to Participant’s status as an Employee to the extent not fully and accurately previously disclosed by Participant to the Company). The findings and decision of the Administrator with respect to any Cause determination will be final and binding for all purposes.

2.2 Settlement of RSUs.

(a) RSUs that vest will be paid in Shares as soon as administratively practicable after the vesting of the applicable RSU, but in no event later than March 15th of the calendar year following the calendar year in which the applicable RSU vests, unless deferred in a manner intended to comply with Section 409A (to the extent applicable).

(b) Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law or an applicable provision of the Plan until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with U.S. Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

2.3 Dividend Equivalents. Each RSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent which Dividend Equivalent shall remain outstanding from the Grant Date until the earlier of payment or forfeiture of the RSU to which it corresponds. With respect to each dividend or other distribution declared with respect to the Shares underlying the RSU for which the record date occurs on or after the Grant Date and on or prior to the earlier to occur of the payment or forfeiture of the RSU underlying such Dividend Equivalent, each outstanding Dividend Equivalent shall entitle Participant to receive payments equal to dividends or other distributions paid, if any, on the Shares underlying the RSU to which such Dividend Equivalent relates. Any such amounts shall be paid to Participant only if and to the extent the RSU to which such Dividend Equivalent relates vests, and shall be paid at such time as the Shares underlying the RSUs are paid pursuant to Section 2.2 above (but in no event later than March 15th of the calendar year following the year in which the RSU to which such Dividend

Equivalent relates vests, unless deferred in a manner intended to comply with Section 409A (to the extent applicable)). Unless otherwise determined by the Administrator, Dividend Equivalents shall be paid in cash. Dividend Equivalents shall not entitle Participant to any payments relating to dividends or other distributions declared by the Company that have a record date that occurs after the earlier of the payment or forfeiture of the RSU to which it corresponds. In addition, notwithstanding the foregoing, in the event of Participant’s Termination of Service [as an Employee] for any reason, Participant shall not be entitled to any Dividend Equivalent payments with respect to dividends or distributions declared but not paid prior to such Termination of Service on Shares underlying RSUs which are unvested as of such Termination of Service (after taking into account any accelerated vesting, if any, that may occur in connection with such Termination of Service, if any). Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of Section 409A (including for purposes of the designation of the time and form of payments required by Section 409A).

ARTICLE III.

TAXATION AND TAX WITHHOLDING

3.1 Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of the RSUs and Dividend Equivalents and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company, any of its Subsidiaries or Affiliates or any of their respective agents.

3.2 Responsibility for Taxes.

(a) Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary or Affiliate which employs Participant or to which Participant otherwise renders services (including any professional employer organization, employer of record or similar third party services provider that engages Participant for the purpose of Participant providing services to or for the benefit of the Company and its Subsidiaries and Affiliates) (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable or deemed applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount (if any) actually withheld by the Company or the Service Recipient. Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs and/or the Dividend Equivalents, including, but not limited to, the grant, vesting or settlement of the RSUs, or the subsequent sale of Shares acquired pursuant to the settlement of any RSUs; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs and/or Dividend Equivalents to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) In this regard and unless the Administrator determines otherwise, Participant authorizes and agrees that the Company or its agent shall satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by withholding in Shares to be issued upon settlement of the RSUs. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income, in accordance with Section 9.5 of the Plan. In the event that such withholding in Shares is problematic under Applicable Law or has materially adverse accounting consequences or if the Administrator determines otherwise, by Participant’s acceptance of this Agreement, Participant hereby authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations for Tax-Related Items (as applicable) by one or a combination of the following methods: (i) requiring Participant to make a payment in a form acceptable to the Company; (ii) withholding from Participant’s salary, wages or any other amounts payable to Participant; (iii) withholding from proceeds from the sale of Shares otherwise issuable upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); or (iv) any other method of withholding determined by Administrator to be in compliance with Applicable Laws (subject to Section 9.5 of the Plan).

(c) In the event of over-withholding, Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares) or, if not refunded, Participant may seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligations for Tax-Related Items are satisfied by withholding Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of satisfying the withholding obligations for the Tax-Related Items.

(d) The Company shall not be obligated to deliver any Shares to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of any withholding obligation for Tax-Related Items resulting from the RSUs, the Dividend Equivalents and the Shares subject to the RSUs.

ARTICLE IV.

OTHER PROVISIONS

4.1 No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s receipt, vesting or settlement of the RSUs, the Dividend Equivalents, the Shares subject to the RSUs or the sale of such Shares. Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding participation in the Plan and the RSUs and Dividend Equivalents before accepting the RSUs and Dividend Equivalents or otherwise taking any action related to the RSUs, the Dividend Equivalents or the Plan.

4.2 Nature of the Grant. By accepting the RSUs and Dividend Equivalents, Participant acknowledges and agrees that:

(a) the Plan is established voluntarily by the Company, is wholly discretionary in nature and may be modified, amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the Plan is operated and the award of RSUs and Dividend Equivalents is granted solely by the Company and only the Company is a party to this Agreement; accordingly, any rights Participant may have under this Agreement may be raised only against the Company but not any Subsidiary (including, but not limited to, the Service Recipient);

(c) no Subsidiary (including, but not limited to, the Service Recipient) has any obligation to make any payment of any kind to Participant under this Agreement;

(d) the grant of the RSUs and Dividend Equivalents is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;

(e) all decisions with respect to future grants of restricted stock units or other grants, if any, will be at the sole discretion of the Company;

(f) Participant is voluntarily participating in the Plan;

(g) the RSUs, the Dividend Equivalents and any Shares acquired under the Plan, and the income from and value of the same, are not intended to replace any pension rights or compensation;

(h) the RSUs, the Dividend Equivalents and any Shares acquired under the Plan, and the income from and value of the same, are not part of normal or expected compensation for any purposes, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(i) the future value of the Shares underlying the RSUs and of the Dividend Equivalents is unknown, indeterminable, and cannot be predicted with certainty;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of any portion of the RSUs resulting from Participant’s Termination of Service (for any reason whatsoever and regardless of whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is providing service or the terms of Participant’s employment or other service agreement, if any) and/or the application of any recoupment, recovery, or claw-back policy otherwise required by Applicable Laws;

(k) for purposes of this Agreement (and the RSUs), Participant’s Termination of Service [as an Employee] will be deemed to occur as of the date Participant is no longer actively providing services [as an Employee] to the Company, the Service Recipient or any other Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or otherwise providing services or the terms of his or her employment or service agreement, if any), and unless otherwise expressly determined by the Company, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s status as an Employee or other Service Provider will not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or otherwise providing services or the terms of Participant’s employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Agreement and the RSUs (including whether Participant may still be considered to be providing services while on a leave of absence);

(l) unless otherwise agreed with the Company in writing, the RSUs, the Dividend Equivalents, the Shares subject to the RSUs, and the income from and value of the same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary or other Affiliate;

(m) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs, and/or any such other benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(n) neither the Company nor any Subsidiary thereof shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the vesting of the RSUs, the subsequent sale of any Shares acquired upon settlement of the RSUs or the payment of the Dividend Equivalents.

4.3 Adjustments. Participant acknowledges that the RSUs, the Shares subject to the RSUs and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.4 Claw-back. The RSUs, the Dividend Equivalents and the Shares issuable hereunder shall be subject to the Company’s Clawback Policy, as well as any other claw-back or recoupment policy in effect on the Grant Date or that may be adopted or maintained by the Company following the Grant Date.

4.5 Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company at the following email address: stockplanadministrator@paramount.com. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address or email address in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service (or local equivalent if Participant is located outside the United States), when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.6 Addendum. Notwithstanding any other provisions of this Agreement, if Participant performs services for the Company or any of its Subsidiaries or Affiliates (or any Service Provider) outside of the United States, the RSUs and Dividend Equivalents shall be subject to the additional terms, conditions and provisions, if any, for Participant’s country of residence as set forth in the Addendum. If Participant relocates to one of the countries included in the Addendum while the RSUs and Dividend Equivalents are outstanding, the additional terms, conditions and provisions contained in the Addendum for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Addendum constitutes part of this Agreement.

4.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.8 Conformity to Applicable Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon settlement of the RSUs prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. federal, state or local securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. federal, state or local governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any other securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without Participant’s consent to the extent necessary to comply with Applicable Laws applicable to issuance of Shares.

4.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, this Agreement and the RSUs and Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.11 Entire Agreement. The Plan and this Agreement (including the Addendum and any other exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof; provided, however, that this Agreement shall not modify (and shall be subject to the terms and conditions of) any employment, consulting and/or severance agreement between the Company or a Subsidiary or Affiliate thereof and Participant in effect as of the date a determination is to be made under this Agreement.

4.12 Severability. If any portion of this Agreement or any action taken under this Agreement, in any case is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of this Agreement, and this Agreement will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

4.13 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents, and rights no greater than the right to receive the cash or Shares as a general unsecured creditor with respect to the RSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.

4.14 Not a Contract of Employment or Service. Nothing in the Plan or this Agreement (including the Addendum) confers upon Participant any right to continue in the employ or service of the Company, any of its Subsidiaries or Affiliates or any other Service Recipient or interferes with or restricts in any way the rights of the Company, any of its Subsidiaries or Affiliates or any other Service Recipient, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or any of its Subsidiaries or Affiliates or any other Service Recipient (as applicable) and Participant.

4.15 Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

4.16 Language4.17 . Participant acknowledges that Participant is sufficiently proficient in English or has had an opportunity to consult with an advisor who is sufficiently proficient in the English language, and understands the content of this Agreement and other Plan materials. If Participant has received this Agreement or any other document related to the Plan and/or the RSUs translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise explicitly required by Applicable Laws.

4.18 Imposition of other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan and on the RSUs, the Dividend Equivalents and any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

4.19 Insider Trading/Market Abuse Laws. Depending on Participant’s country or broker’s country, or the country in which the Shares are listed, Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect Participant’s ability to accept, acquire, sell or attempt to sell, or otherwise dispose of the Shares, rights to Shares (e.g., the RSUs) or Dividend Equivalents or rights linked to the value of Shares, during such times as Participant is considered to have “inside information” regarding the Company (as defined by Applicable Laws). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before possessing inside information. Furthermore, Participant may be prohibited from (i) disclosing insider information to any third party, including Employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.

4.20 Foreign Asset/Account Reporting, Exchange Control and Tax Reporting. Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from his or her participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. Applicable Laws may require that Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant also may be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to his or her country through a designated bank or broker within a certain time after receipt. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.

4.21 Section 409A.

(a) This Agreement shall be interpreted in accordance with the requirements of Section 409A. Notwithstanding any provision of this Agreement, the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, provided, however, that this Section 4.21 shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. To the extent that any payment window spans two calendar years, Participant shall have no discretion over or ability to control the actual year in which payment is made.

(b) Notwithstanding anything to the contrary in this Agreement, no amounts that constitute “non-qualified deferred compensation” (within the meaning of Section 409A) shall be paid to Participant under this Agreement during the six (6)-month period following Participant’s “separation from service” to the extent that the Administrator determines that Participant is a “specified employee” (each within the meaning of Section 409A) at the time of such separation from service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(b)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A without being subject to such additional taxes), the Company shall pay to Participant in a lump-sum all amounts that would have otherwise been payable to Participant during such six (6)-month period under this Agreement.

ARTICLE V.

DATA PRIVACY

Participant’s personal information will be processed in accordance with the Company’s or the applicable Service Recipient’s (as applicable) workplace privacy policy.

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ADDENDUM

PROVISIONS FOR PARTICIPANTS OUTSIDE THE UNITED STATES

Capitalized terms used but not defined in this Addendum shall have the meanings assigned to them in the Certificate, the Restricted Stock Unit Agreement (the “RSU Agreement”) and the Plan (the foregoing is collectively referred to herein as the “Award Documentation”).

This Addendum includes additional terms and conditions that govern the RSUs and Dividend Equivalents (collectively, the “Award”) granted to Participant under the Plan if Participant resides and/or works in any of the countries listed below. If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing, transfers to another country after the grant date or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the additional terms and conditions contained herein apply to Participant.

This Addendum also includes information relating to exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2025. Such laws are often complex and change frequently, and results may be different based on the particular facts and circumstances. As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be outdated when Participant vests in the RSUs and Dividend Equivalents, acquires Shares, or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to the particular situation of Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.

Finally, Participant understands that if Participant is a citizen or resident of a country other than the one in which Participant currently resides and/or works, transfers to another country after the grant date, or is considered a resident of another country for local law purposes, the notifications contained herein may not apply to Participant in the same manner.

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I. General Terms and Conditions – All Participants Located Outside of the United States

1. General Notice. You can access the Company’s Share price at any time by visiting www.nasdaq.com/symbol/psky.

2. Nature of Grant. By accepting the Award, you acknowledge and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

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(b) the Plan is operated and the Award is granted solely by the Company and only the Company is a party to the Award Documentation; accordingly, any rights you may have under this Award Documentation may be raised only against the Company but not any Subsidiary or affiliate (including, but not limited to, the Employer (as defined in Section 3 below));

(c) no Subsidiary or affiliate (including, but not limited to, the Employer) has any obligation to make any payment of any kind under the Award Documentation;

(d) the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if awards have been awarded repeatedly in the past;

(e) all decisions with respect to future awards, if any, shall be at the sole discretion of the Company;

(f) your participation in the Plan is voluntary;

(g) the Award, the Shares subject to the Award, and the income and value of same are extraordinary items that (i) do not constitute compensation of any kind for services of any kind rendered to the Company, a Subsidiary or an affiliate of the Company, and (ii) are outside the scope of your employment or service contract, if any;

(h) the Award, the Shares subject to the Award, and the income and value of same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy or end of service payments, bonuses, long-service awards, holiday pay, pension, retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company, a Subsidiary or any affiliate;

(i) the Award and your participation in the Plan shall not be interpreted to form an employment or service contract with the Company, a Subsidiary or any affiliate;

(j) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(k) the value of the Shares acquired upon vesting/settlement of the Award may increase or decrease;

(l) in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or from any diminution in value of the Award (or Shares acquired in connection with the Award) resulting from termination of your employment or continuous service by the Company, a Subsidiary or any affiliate (for any reason whatsoever and whether or not in breach of applicable labor laws of the jurisdiction where you are employed or the terms of your employment agreement, if any);

(m) except as may be determined by the Administrator and except as otherwise provided in the Certificate or Article II of the RSU Agreement, in the event of the termination of your employment (whether or not in breach of local labor laws), your right to receive Awards and vest in the Awards under the Plan will terminate effective as of the date you are no longer actively employed by the Company or a Subsidiary and will not be extended by any notice period (e.g., the date would not be delayed by any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where you are employed or otherwise rendering services or the terms of your employment or other service agreement, if any). Furthermore, in the event of termination of your employment (whether or not in breach of local labor laws), the Administrator shall have the exclusive discretion to determine when you are no longer actively employed for purposes of your Award;

(n) unless otherwise agreed with the Company in writing, the Award, the underlying Shares and the income and value of same are not granted as consideration for, or in connection with, any service you may provide as a director of a Subsidiary or affiliate;

(o) the Award and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability;

(p) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying Shares;

(q) you should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan;

(r) you have read and understood the Award Documentation;

(s) you accept your Award on all of the terms and conditions set forth in the Award Documentation; and

(t) none of the Company, the Employer nor any other Subsidiary or affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Award or of any amounts due to you pursuant to the settlement of the Award or the subsequent sale of Shares acquired upon settlement.

3. Tax Withholding

(a) You acknowledge that, regardless of any action the Company or (if different) your employer (the “Employer”) takes with respect to any or all Tax-Related Items, the ultimate liability for all Tax-Related Items legally due by you or deemed applicable by the Company and/or the Employer in their discretion to be an appropriate charge to you, is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Award, the vesting/settlement of the Award, or the subsequent sale of any Shares acquired at vesting, and the receipt of any dividends and/or Dividend Equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the Award any aspect of the Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) In connection with any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by any of the means set forth in Section 3.2 of the RSU Agreement.

(c) The Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum rates applicable in your jurisdiction. You may receive a refund of any over-withheld amount in cash (with no entitlement to the Share equivalent), or if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you shall be deemed to have been issued the full number of Shares subject to the vested Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(d) You agree to pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

4. Language. You acknowledge and represent that you are sufficiently proficient in the English language or have consulted with an advisor who is sufficiently proficient in English, as to allow you to understand the terms set out in the Award Documentation and any other documents related to the Plan. If you have received this Addendum or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise required by applicable law.

5. Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Plan, and to require you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

6. Securities Law Notice. The Award has not been authorized or approved by any applicable securities authorities and may have been offered pursuant to an exemption from registration in your local jurisdiction. Similarly, no prospectus or similar offering or registration document has been prepared, authorized or approved by any applicable securities authorities in your jurisdiction. The grant of awards under the Plan is being made only to employees and other service providers of the Company or its Subsidiaries and does not constitute and is not intended to be an offering to the public. For this reason, you must keep all Award Documentation you receive confidential and you may not distribute or otherwise make public any Award Documentation without the prior consent of the Company. Moreover, you may not reproduce (in whole or in part) any Award Documentation you receive. In addition, the Shares you acquire upon the vesting of your Awards may be subject to applicable restrictions on resale in your local jurisdiction. You are encouraged to consult your advisors to ascertain whether any restrictions or obligations apply to you. You acknowledge that a waiver by the Company of the breach of any provision of the Award Documentation shall not operate or be construed as a waiver of any other provision of the Award Documentation, or of any subsequent breach by you.

7. Insider Trading/Market Abuse Laws. By accepting the Award, you acknowledge that you are bound by all the terms and conditions of any Company’s insider trading policy as may be in effect from time to time. You further acknowledge that, depending on your country, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (including the Award) or rights linked to the value of Shares under the Plan during such times that you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees, and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any Company’s insider trading policy as may be in effect from time to time. You acknowledge that it is your responsibility to comply with any applicable restrictions, and that you should speak to your personal advisor on this matter.

8. Foreign Asset/Account Reporting Requirements. You acknowledge that your country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect your ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares acquired under the Plan) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt of the proceeds. You acknowledge that it is your responsibility to be compliant with such regulations, and that you are advised to consult your personal legal advisor for any details.

II. Country-Specific Terms and Conditions

Argentina

Securities Law Notice

Neither the Award nor the Shares subject to the Award are publicly offered or listed on any stock exchange in Argentina. The Award has not been and will not be registered with the Argentine Securities Exchange Commission (Comisión Nacional de Valores (CNV)) or any other governmental authority in Argentina. Neither this Addendum nor any other offering material related to the Award nor the underlying Shares may be utilized in connection with any general offering to the public in Argentina.

Labor Law Acknowledgement

By accepting the Award, you acknowledge and agree that the grant of the Award is made by the Company (and not the Employer) in its sole discretion, and that the value of the Award or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments. If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, you acknowledge and agree that such benefits shall not accrue more frequently than on the relevant vesting date(s). Further, you acknowledge and agree that, for all legal purposes, the Award and the underlying Shares are the result of commercial transactions unrelated to your employment and are not part of the terms and conditions of your employment.

Exchange Control Notice

Please note that exchange control regulations in Argentina are subject to frequent change. You should consult with your personal legal advisor regarding any exchange control obligations you may have in connection with your participation in the Plan. You must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with the sale of any Shares acquired under the Plan and the receipt of any dividends paid on such Shares.

Australia

Securities Law Notice

This offer of the Award is being made pursuant to Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). If you acquire Shares under the Plan and subsequently offer Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on any disclosure obligations prior to making any such offer in Australia.

Exchange Control Notice

Exchange control reporting is required for cash transactions exceeding a certain threshold (currently A$10,000) and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for you. If there is no Australian bank involved in the transfer, you will have to file the report yourself. You should consult with your personal tax advisor to ensure that you are properly complying with applicable reporting requirements in Australia.

Tax Notice

The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997(Cth) (the “Act”) applies (subject to the conditions in that Act).

Brazil

Labor Law Acknowledgment

By accepting the Award, you agree that you are (i) making an investment decision, (ii) the Shares will be issued to you only if the vesting conditions are met, and (iii) the value of the underlying Shares is not fixed and may increase or decrease over the vesting period without compensation to you.

Securities Law Notice

The Award and the securities granted under the Plan have not been and will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, the CVM). Therefore, the Award and the securities granted under the Award will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulation.

Compliance with Law

By accepting the Award, you acknowledge that you agree to comply with applicable Brazilian laws and pay any and all applicable taxes associated with vesting, the sale of Shares obtained through vesting, and the receipt of any dividends or Dividend Equivalents.

Tax on Financial Transaction (IOF)

Payments to foreign countries and repatriation of funds into Brazil (including the proceeds from the sale of Shares) and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is your responsibility to comply with any applicable Tax on Financial Transactions arising from participation in the Plan.

Canada

Payment of Award

Notwithstanding any discretion in the Plan, or any provision in the Award Documentation to the contrary, payment of the Award shall be in common stock only and does not provide for any right for you to receive a cash payment.

Securities Law Notice

You are permitted to sell or otherwise dispose of any Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Stock Market LLC (“Nasdaq”).

Nature of Grant

The following provisions replace Sections I.2(c), (h) and (l) of this Addendum:

(c) except as explicitly and minimally required under applicable legislation, no Subsidiary or affiliate (including, but not limited to, the Employer) has any obligation to make any payment of any kind under the Award Documentation;

(h) except as explicitly and minimally required under applicable legislation, the Award, the Shares subject to the Award, and the income and value of same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy or end of service payments, bonuses, long-service awards, holiday pay, pension, retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company, a Subsidiary or any affiliate; and

(l) except as explicitly and minimally required under applicable legislation, in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or from any diminution in value of the Award (or Shares acquired in connection with the Award) resulting from termination of your employment or continuous service by the Company, a Subsidiary or any affiliate (for any reason whatsoever and whether or not in breach of applicable labor laws of the jurisdiction where you are employed or the terms of your employment agreement, if any).

Termination of Employment

The following provision replaces Section I.2(m) of this Addendum:

(m) in accepting the Award, you specifically acknowledge and accept that for purposes of the Award, unless otherwise explicitly required by applicable legislation or provided in the Certificate or Article II of the RSU Agreement, your termination of employment, and your right (if any) to earn, seek damages in lieu of, or otherwise be paid any portion of the Award pursuant to the Award Documentation after such termination of employment (regardless of the reason for such termination and whether or not later found to be invalid or in breach of the employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any) will be measured as of the date you are no longer providing services to the Company or one of its Subsidiaries or affiliates (the “Termination Date”). Unless, explicitly required by applicable legislation, the Termination Date shall exclude any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law including statute, contract, the common/civil law or otherwise. For greater certainty, you will not earn or be entitled to any pro-rated vesting for that portion of time before the Termination Date, nor will you be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting or other participation during a statutory notice period, your right to vest in the Award or otherwise benefit from the Award, if any, will terminate effective as of the last day of your minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting or other participation if the vesting date falls after the end of your statutory notice period, nor will you be entitled to any compensation for lost vesting or participation. “Vesting” for purposes of this paragraph refers to the period during which the Award becomes earned and payable.

Chile

Securities Law Notice

This offer conforms to general ruling N°336 of the Chilean Commission for the Financial Market (“CMF”). The offer deals with securities not registered in the registry of securities or in the registry of foreign securities of the CMF, and therefore such securities are not subject to its oversight. The issuer is not obligated to provide public information in Chile regarding the foreign securities, since such securities are not registered with the CMF. The securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile, unless they fulfill the requirements set forth in general ruling N°336 of the CMF.

Exchange Control Notice

You are not required to repatriate proceeds obtained from the sale of Shares or from dividends to Chile. However, if you decide to repatriate proceeds from the sale of Shares and/or dividends and the amount to be repatriated exceeds a certain threshold (currently US$10,000), you acknowledge that you must effect such repatriation through the Formal Exchange Market (i.e., a commercial bank or registered foreign exchange office).

France

RSUs Not French-Qualified

You understand and acknowledge that the Award granted under the Award Documentation is not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-5 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.

Consent to Receive Information in English

By accepting the Award, you confirm having read and understood the Plan and the terms and conditions of the Award Documentation, which were provided in the English language. You accept the terms of those documents accordingly.

En acceptant l’attribution, vous confirmez avoir lu et compris le Plan de travail et les termes e conditions, qui ont été transmis en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.

Germany

Exchange Control Notice

Cross-border payments in excess of a certain threshold (currently EUR 50,000) must be reported to the German Federal Bank (Bundesbank). The Employer will report certain information related to the Award, as required to comply with this obligation. If you otherwise make or receive a payment in excess of the applicable threshold (including if you sell such Shares via a foreign broker, bank or service provider and receive proceeds in excess of this amount) and/or if the Company withholds or sells Shares with a value in excess of this amount to cover Tax-Related Items, you must report the payment and/or the value of the Shares withheld or sold to the Bundesbank. Such reports must be filed either electronically by accessing the electronic General Statistics Reporting Portal (“Allgemeines Meldeportal Statistik”) via the Bundesbank’s website (www.bundesbank.de), or by such other method (e.g., email or telephone) and within such other timing as permitted or required by Bundesbank. The report must be submitted monthly or within such timing as is permitted or required by the Bundesbank.

Hong Kong

Securities Law Notice

WARNING: The offer of this Award and the Shares subject to the Award do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Subsidiaries and affiliates participating in the Plan. You should be aware that the Award Documentation (i) has not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) has not been reviewed by any regulatory authority in Hong Kong, and (iii) is intended only for the personal use of each participant and may not be distributed to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of the Award Documentation, including this Addendum, or the Plan, you should obtain independent professional advice.

Sale of Shares

By accepting this Award, you agree that in the event Shares are issued in respect of the Award within six months of the date of grant, you will not dispose of such shares prior to the six-month anniversary of the date of grant.

Hungary

There are no country-specific provisions.

Israel

Payment of Awards

Notwithstanding any discretion in the Plan, or any provision in the Award Documentation to the contrary, Awards shall be settled in cash only in an amount equal to the aggregate Fair Market Value (determined on the vesting date) of the corresponding number of shares of Class B Common Stock, less any amounts withheld to satisfy Tax-Related Items. The Award does not provide for any right for you to receive Shares.

Securities Law Notice

The Award does not constitute a public offering under the Securities Law, 1968.

Italy

Plan Document Acknowledgment

By accepting the Award, you further acknowledge that you have received a copy of the Award Documentation, have reviewed the Award Documentation in its entirety and fully understand and accept all provisions of the Award Documentation.

In addition, by accepting the benefits under this grant, you further acknowledge that you have read and specifically and expressly approve the following clauses in the Award Documentation: (a) your Award cannot be transferred other than by will or the laws of descent and distribution; (b) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (c) you are responsible for all Tax-Related Items; (d) if a change in capital, as described in the Plan, occurs, your Award may be adjusted; and (e) all decisions with respect to future grants will be at the sole discretion of the Administrator.

Japan

Exchange Control Notice

If you acquire Shares valued at more than a certain threshold (currently ¥100,000,000) in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of Shares. You should consult with your personal tax advisor to ensure you are complying with the applicable reporting requirements.

Korea (South)

Exchange Control Notice

If you deposit funds (e.g., proceeds from the sale of Shares or cash dividends on Class B Common Stock) in excess of a certain threshold (currently US$5,000) into a non-Korean bank account, you must file a report with a Korean foreign exchange bank. The reporting is not required if funds are deposited into a non-Korean brokerage account. Because the exchange control regulations may change without notice, you should consult with your personal tax advisor to ensure you are complying with the applicable reporting requirements.

Mexico

Acknowledgement of the Award Documentation

By accepting the Award, you acknowledge that you have received a copy of the Award Documentation, including this Addendum, which you have reviewed. You further acknowledge that you accept all the provisions of the Award Documentation, including this Addendum. You also acknowledge that you have read and specifically and expressly approve the terms set forth in Section I.2 of this Addendum, which clearly provides as follows:

(a)	Your participation in the Plan does not constitute an acquired right;

(b)	The Plan and your participation in it are offered by the Company on a wholly discretionary basis;

(c)	Your participation in the Plan is voluntary; and

(d)	The Company and its Subsidiaries or affiliates are not responsible for any decrease in the value of any Shares acquired at vesting of the Award.

Labor Law Acknowledgement and Policy Statement

By accepting the Award, you acknowledge that Paramount Skydance Corporation, with registered offices at 1515 Broadway, New York, N.Y. 10036, U.S.A, is solely responsible for the administration of the Plan. You further acknowledge that your participation in the Plan, the grant of the Award and any acquisition of Shares under the Plan do not constitute an employment relationship between you and the Company because you are participating in the Plan on a wholly commercial basis and your sole employer is a Mexican Subsidiary. Based on the foregoing, you expressly acknowledge that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and the Employer, and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is the result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation in the Plan at any time, without any liability to you.

Finally, you hereby declare that you do not reserve to yourself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that you therefore grant a full and broad release to the Company and its Subsidiaries, affiliates, branches, representative offices, shareholders, officers, agents and legal representatives, with respect to any claim that may arise.

Spanish Translation

Reconocimiento de la Documentacion del Ortagamiento

Al aceptar el Otorgamiento de Unidades de Acciones Restringidas, Ud. reconoce que ha recibido una copia del Plan y de los Terminos y Condiciones, incluyendo este Supplemento Internacional, que ha revisado. Usted reconoce, además, que acepta todas las disposiciones del Plan, y del Contrato, incluyendo este Supplemento Internacional. Usted también reconoce que ha leído la Sección I.2. de este Supplemento Internacional y específica y expresamente aprueba los términos y condiciones de la Sección I.2 de este Supplemento Internacional, que claramente dispone lo siguiente:

(e)	Su participación en el Plan no constituye un derecho adquirido;

(f)	El Plan y su participación en el Plan se ofrecen por la Compañía en de manera totalmente discrecional;

(g)	Su participación en el Plan es voluntaria; y

(h)	La Compañía y sus Subsidiarias o afiliadas no son responsables de ninguna disminución del valor de las acciones en el momento de tener derecho a conforme a las Unidades de Acciones Restringidas.

Reconocimiento Ley Laboral y Declaración de la Política

Al aceptar el Otorgamiento de Unidades de Acciones Restringidas, Ud. reconoce que Paramount Skydance Corporation, con oficinas registradas en 1515 Broadway New York, NY, Estados Unidos, es únicamente responsable de la administración del Plan. Además, Ud. reconoce que su participación en el Plan, la concesión de Unidades de Acciones Restringidas y cualquier adquisición de Acciones de conformidad con el Plan no constituyen una relación laboral entre Ud. y la Compania, ya que Ud. está participando en el Plan sobre una base totalmente comercial y su único patrón es una Subsidiaria Mexicana de la Compañía. Derivado de lo anterior, Ud. expresamente reconoce que el Plan y los beneficios que le puedan derivar de la participación en el Plan no establecen ningún derecho entre Ud. y su patrón, y que no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por su patron, y cualquier modificación del Plan o su terminación no constituirán un cambio o deterioro de los términos y condiciones de trabajo de Ud.

Además, Ud. entiende que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía, por lo que la Compañía se reserva el derecho absoluto a modificar y/o discontinuar la participación de Ud. en el Plan en cualquier momento, sin responsabilidad alguna para Ud.

Finalmente, Ud. en este acto manifiesta que no se reserva acción o derecho alguno para interponer una reclamación o demanda en contra de Compañía, por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del Plan, y, por lo tanto, otorga un amplio y total finiquito a Compañía., sus Subsidiarias, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, funcionarios, agentes y representantes legales con respecto a cualquier reclamación o demanda que pudiera surgir.

Securities Law Notice

The Award and any Shares acquired under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Award Documentation may not be publicly distributed in Mexico. These materials are addressed to you because of your existing relationship with the Company and its Subsidiaries, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes private placement of securities addressed specifically to individuals who represent employees and other service providers of the Company or its Subsidiaries, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.

Netherlands

There are no country-specific provisions.

New Zealand

Securities Law Notice

You are being offered a right to acquire Shares in the Company. Vesting of the Award will give you a stake in the ownership of the Company. You may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors (and holders of preference shares) have been paid. You may lose some or all of your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosure information that is important for investors to make an informed decision.

The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all of the information usually required. You will also have fewer other legal protections for this investment.

Ask questions, read all documents carefully, and seek independent financial advice before committing to this investment.

The shares are quoted on Nasdaq. This means that if you acquire Shares under the Plan, you may be able to sell those Shares on Nasdaq if there are interested buyers. You may get less than you invested. The price will depend on the demand for the Shares.

In compliance with applicable New Zealand securities laws, you are entitled to receive, in electronic or other form and free of cost, copies of the Company’s latest annual report, relevant financial statements and the auditor’s report on said financial statements (if any). You may obtain copies of such documents on written request to the Company at Paramount Skydance Corporation, Attention: Office of General Counsel, 1515 Broadway, New York, NY 10036. These documents are also on file with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at http://ir.paramount.com.

Poland

Exchange Control Notice

Polish residents holding cash and foreign securities (including Shares) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets held abroad) exceeds a certain threshold (currently PLN 7,000,000). If required, the reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland.

The transfer of funds in excess of a certain threshold (currently €15,000 (or PLN 15,000 if such transfer of funds is connected with the business activity of an entrepreneur)) into and out of Poland must be made through a bank account in Poland. You should maintain evidence of such foreign exchange transactions for five years, in case of a request for their production by the National Bank of Poland.

Portugal

Language Consent

You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Award Documentation.

Conhecimento da Lingua

O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no documentação do prêmio (“Award Documentation” em inglês).

Exchange Control Information

If you acquire Shares under the Plan and do not hold the Shares with a Portuguese financial intermediary, you may need to file a report with the Portuguese Central Bank. If the Shares are held by a Portuguese financial intermediary, it will file the report for you.

Singapore

Securities Law Notice

The grant of the Award is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) under which it is exempt from the prospectus and registration requirements and is not made to you with a view to the Shares acquired under the Plan being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.

You should note that the Award is subject to section 257 of the SFA and you should not make (i) any subsequent sale of the Shares acquired under the Plan in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Award in Singapore, unless such sale or offer is made after six (6) months of the grant of the Award or pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA, or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.

Director Notification Requirement

If you are a director (or alternate, substitute, or shadow director) of a Singapore Subsidiary, you must notify the Singapore Subsidiary in writing of an interest (e.g., the Award or Shares) in the Company or any Subsidiary within two days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., when Shares acquired under the Plan are subsequently sold), or (iii) becoming a director, if such interest exists at the time.

South Africa

Exchange Control Information

To participate in the Plan, you must comply with exchange control regulations and rulings in South Africa. Because the exchange control regulations are subject to change, you should consult your personal legal advisor prior to vesting and settlement of the Award to ensure compliance with current regulations. You are responsible for ensuring compliance with all exchange control laws in South Africa.

Tax Withholding Obligations. The following provision supplements Section I.3 of this Addendum:

By accepting the Award, you agree that, immediately upon vesting and settlement of the Award, you will notify the Employer of the amount of any gain realized. If you fail to advise the Employer of the gain realized upon vesting and settlement, you may be liable for a fine. You will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Employer.

Spain

Nature of Grant

This provision supplements the Nature of Grant provisions in Section I.2 of this Addendum.

By accepting the Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and discretionally decided to grant the Award to individuals who may be employees of the Company or its Subsidiaries throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any of its Subsidiaries other than as expressly set forth in the Plan and the Award Documentation (i.e., it is not to be considered an acquired right or more beneficial condition to be repeated in the future). Consequently, you understand that the Award is granted on the assumption and condition that the Award and any Shares issued upon vesting of the Award are not a part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.

Further, you understand and agree that, unless otherwise expressly provided for by the Company or set forth in the Award Documentation, the Award will be cancelled without entitlement to any Shares if your employment is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when your employment has terminated for purposes of the Award.

In addition, you understand that this grant would not be made to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Award shall be null and void.

Securities Law Notice

The award and underlying Shares described in the Agreement (including this Addendum) do not qualify under Spanish regulations as securities. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Addendum) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and it does not constitute a public offering prospectus.

Exchange Control Information

You must declare the acquisition of Shares to the Dirección General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministry of Industry, Trade and Tourism, for statistical purposes. You must also declare ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, if you wish to import the ownership title of the Shares (i.e., share certificates) into Spain, you must declare the importation of such securities to the DGCI. If you own more than 10% of the share capital of the Company or such other amount that would entitle you to join the Board, the acquisition of Shares under the Plan must be declared for statistical purposes to the DGCI, generally, within one month of the acquisition.

When receiving foreign currency payments derived from the ownership of Shares (i.e., dividends or sale proceeds), you must inform the financial institution receiving the payment of the basis upon which such payment is made. You will need to provide the institution with the following information: (i) Your name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.

You are also required to declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the Shares held, depending on the amount of the transactions during the relevant year or the balances in such accounts as of December 31 of the relevant year.

Translation

Translations of the Award Documentation in Spanish can be provided to you upon request.

Se le facilitará una traducción al castellano de la documentación del incentivo (Award) si así lo solicitase.

Sweden

Tax Withholding Obligations

This provision supplements Section I.3 of this Addendum:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items, by accepting the Award, you authorize the Company to withhold Shares or to sell Shares otherwise deliverable to you upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company, the Employer, or any of its Subsidiaries or affiliates have an obligation to withhold such Tax-Related Items.

Taiwan

Securities Law Notice

The Award and participation in the Plan are made available only to employees of the Company and the Employer. It is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.

Exchange Control Notice

Individuals may acquire foreign currency (including proceeds from the sale of Shares) into Taiwan up to a certain threshold (currently US$10,000,000 per year) without justification. There is no need to aggregate all remittances into Taiwan when calculating the limitation. If the transaction amount is a certain threshold (currently TWD$500,000) or more in a single transaction, you must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.

United Arab Emirates

Securities Law Notice

The Award Documentation, the Plan, and other incidental communication materials related to the Award are intended for distribution only to employees of the Company and its Subsidiaries for the purposes of an incentive scheme.

The Emirates Securities and Commodities Authority and Central Bank have no responsibility for reviewing or verifying any documents in connection with this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it. The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If you do not understand the contents of the Award Documentation, or the Plan, you should obtain independent professional advice.

United Kingdom

Payment of Award

Notwithstanding any discretion in the Plan, or any provision in the Award Documentation to the contrary, if you are resident and ordinarily resident in the United Kingdom on the date of grant, payment of your Award shall be in common stock only and does not provide for any right for you to receive a cash payment.

Tax Withholding Obligations

This provision supplements Section I.3 of this Addendum:

Without limitation to Section I.3 of this Addendum, you agree that you are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.

Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you understand that you may not be able to indemnify the Company for the amount of any income tax not collected from or paid by you within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs as it may be considered to be a loan and therefore, it may constitute a benefit to you on which additional income tax and National Insurance Contributions (“NICs”) may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit, which may also be collected from you by any of the means referred to in Section I.3 of this Addendum.